Exhibit 99.1

For Immediate Release

SAGENT CONTACT:

Jonathon Singer

(847) 908-1605

jsinger@sagentpharma.com

SAGENT PHARMACEUTICALS REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

Company to evaluate strategic alternatives for Sagent (China) Pharmaceuticals

Company modifies earnings guidance for 2015

SCHAUMBURG, Ill., August 4, 2015 – Sagent Pharmaceuticals, Inc. (NASDAQ: SGNT), a leader of specialty pharmaceutical products with an emphasis on the injectable market, today announced financial results for the quarter ended June 30, 2015.

Second Quarter 2015 Highlights

•	Revenue increased 12% to $77.3 million driven primarily by the October 1, 2014 acquisition of Omega Laboratories Limited (“Omega”);

•	Reported gross profit declined 18% to $18.4 million, or 23.8% of net revenue;

•	Adjusted Gross Profit[1] declined 22% to $18.7 million, or 24.2% of net revenue;

•	Adjusted EBITDA[1] declined 15% to $6.2 million;

•	Net loss of $0.3 million, or diluted loss per share of $0.01; and

•	Initiated evaluation of strategic alternatives for Sagent (China) Pharmaceuticals (“SCP”).

“Sagent is committed to building upon its solid business platform and maximizing the profitability of the company. We are taking the necessary actions to drive long-term profitable growth and value for our shareholders,” said Michael Logerfo, President of Sagent. “To support these objectives, we have conducted a comprehensive review of SCP and are actively evaluating strategic alternatives to optimize the value of this facility, including its potential sale. We will continue to invest in vertical integration where it supports our profitable growth. The company remains focused on organic investments and business development activities that both strengthen our global product portfolio and pipeline through existing and new partners and facilitate long-term growth opportunities for our business.”

[1]	Adjusted Gross Profit and Adjusted EBITDA are non-GAAP measures. Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Financial Results for the quarter ended June 30, 2015

Net revenue for the second quarter of 2015 was $77.3 million, an increase of $8.2 million, or 12%, compared to $69.2 million in the second quarter of 2014. The increase was driven primarily by the $8.1 million from the addition of Omega on October 1, 2014. Gross profit for the second quarter of 2015 was $18.4 million, or 23.8% of net revenue, compared to $22.6 million, or 32.7% of net revenue, in the second quarter of 2014. Adjusted Gross Profit for the second quarter of 2015 was $18.7 million, or 24.2% of net revenue, compared to $24.1 million, or 34.8% of net revenue in the second quarter of 2014.

Total operating expenses for the second quarter of 2015 were $17.3 million, a decline of $2.0 million compared to $19.3 million for the same period in 2014. Included in the second quarter of 2015 were $2.0 million of operating expenses for Omega. Product development expense for the second quarter of 2015 totaled $5.4 million, inclusive of $0.8 million for Omega, a decline of $4.6 million, or 46% compared to $10.0 million for the second quarter of 2014. Selling, general and administration expenses for the second quarter of 2015 totaled $11.4 million, inclusive of $1.2 million for Omega, compared to $10.7 million in the second quarter of 2014. During the second quarter of 2015 Sagent incurred $0.6 million of non-recurring operating expenses primarily related to recent management transitions. The equity in net income of joint ventures for the second quarter of 2015 totaled $0.3 million compared to $1.5 million in the second quarter of 2014.

Adjusted EBITDA for the second quarter of 2015 was $6.2 million, a decline of $1.1 million, or 15% compared to $7.4 million in the second quarter of 2014.

Net loss for the three months ended June 30, 2015 was $0.3 million, compared to net income of $3.1 million in the second quarter of 2014.

Liquidity

Our cash and cash equivalents and short term investments at June 30, 2015 were $71.1 million, and our working capital totaled $120.2 million.

Fiscal 2015 Guidance

Jonathon Singer, Executive Vice President and Chief Financial Officer of Sagent, stated, “Although we believe the long term fundamental trends in our business remain positive, competitive pricing and an approval backlog at the FDA have impacted our financial performance to date in 2015. With a lower than anticipated impact from new business development activities and GPO contract renewals, we have revised our outlook for 2015. Although not anticipated to impact near term results, we continue to have strong contractual relationships with the group purchasing organizations, and remain focused on business development activities and strategic investments to support our future growth potential.”

Sagent’s business plan for fiscal 2015 currently anticipates:

•	Net revenue for the year to be in the range of $305 to $330 million, a reduction from our previous guidance of $325 to $375 million;

•	Adjusted Gross Profit as a percentage of net revenue in the range of 25% to 28%, a decline from our initial estimate of 27% to 31%;

•	Operating expenses in the range of $80 to $90 million.

Based on the above assumptions, the Company anticipates Adjusted EBITDA in the range of $20 - $30 million.

Conference Call Information

Sagent will host its second quarter conference call this morning beginning at 9:00 a.m. Eastern Daylight Time. Please call 877-293-5456 from the United States or +1-707-287-9357 internationally. In addition, the live conference call is being webcast and can be accessed on the “Events and Presentations” page of the “Investor Relations” section of the Company’s website, www.sagentpharma.com. A replay also will be available for 14 days following the live call, and may be accessed via the Company’s website or by calling 855-859-2056, passcode 97589286.

About Sagent Pharmaceuticals

Sagent Pharmaceuticals, Inc., founded in 2006, is a global specialty pharmaceutical company focused on developing, manufacturing, sourcing and marketing pharmaceutical products, with a specific emphasis on injectables. Sagent has created a unique, global network of resources, comprising rapid development capabilities, sophisticated manufacturing and innovative drug delivery technologies, resulting in an extensive and rapidly expanding pharmaceutical product portfolio that fulfills the evolving needs of patients.

Forward-Looking Statements

Statements contained in this press release contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact, including our fiscal 2015 guidance, included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Sagent’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business as of the date of this release. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Sagent’s expectations are not predictions of future performance, and future results may substantially differ from current expectations based upon a variety of factors, risks and uncertainties affecting Sagent’s business, including, among others, our reliance upon our business partners for timely supply of sufficient high quality API and finished products in the quantities we require; the difficulty of predicting the timing or outcome of product development efforts and global regulatory approvals; the difficulty of predicting the timing and outcome of any pending litigation including litigation involving third parties that may have an impact on the timing of Sagent’s product launches; the impact of competitive products and pricing and actions by Sagent’s competitors with respect thereto; the timing of product launches; compliance with FDA and other global governmental regulations by Sagent and its third party manufacturers; changes in laws and regulations; our ability to successfully integrate our newly acquired Omega subsidiary; our ability to realize the expected benefits from our acquisition of and investment in our China and Omega subsidiaries; the additional capital investments we will be required to make in our international subsidiaries to achieve their manufacturing potential; the implementation and maintenance of our new enterprise resource planning software and other related applications; and other such risks detailed in Sagent’s periodic public filings with the Securities and Exchange Commission, including but not limited to Sagent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 16, 2015. Sagent disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law.

Non-GAAP Financial Measures

Sagent reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The press release and the accompanying schedules, as well as earnings discussions, include a discussion of Adjusted Gross Profit, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with GAAP. We define Adjusted Gross Profit as gross profit plus our share of the gross profit earned through our Sagent Agila joint venture which is included in the Equity in net income of joint ventures line on the Condensed Consolidated Statements of Operations and the impact of product-related non-cash charges arising from business combinations. We define EBITDA as net income less interest expense, net of interest income, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as net income less interest expense, net of interest income, provision for income taxes, depreciation and amortization, stock-based compensation expense, management transition costs, acquisition-related costs, the impact of unrealized foreign currency gains or losses, and the impact of product-related non-cash charges arising from business combinations.

We believe that Adjusted Gross Profit, EBITDA and Adjusted EBITDA are relevant and useful supplemental information for our investors. Our management believes that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliation to the most directly comparable GAAP financial measures, provides a more complete understanding of the factors and trends affecting Sagent than could be obtained absent these disclosures. Management uses Adjusted Gross Profit, EBITDA and Adjusted EBITDA and corresponding ratios to make operating and strategic decisions and evaluate our performance. We have disclosed these non-GAAP financial measures so that our investors have the same financial data that management uses with the intention of assisting you in making comparisons to our historical operating results and analyzing our underlying performance. Our management believes that Adjusted Gross Profit provides a useful supplemental tool to consistently evaluate the profitability of our products that have profit sharing arrangements. The limitation of this measure is that it includes items that do not have an impact on reported gross profit. The best way that this limitation can be addressed is by using Adjusted Gross Profit in combination with our GAAP reported gross profit. Our management believes that EBITDA and Adjusted EBITDA are useful supplemental tools to evaluate the underlying operating performance of the company on an ongoing basis. The limitation of these measures is that they exclude items that have an impact on net income (loss). The best way that these limitations can be addressed is by using EBITDA and Adjusted EBITDA in combination with our GAAP reported net income (loss). Because Adjusted Gross Profit, EBITDA and Adjusted EBITDA calculations may vary among other companies, the Adjusted Gross Profit, EBITDA and Adjusted EBITDA figures presented below may not be comparable to similarly titled measures used by other companies. Our use of Adjusted Gross Profit, EBITDA and Adjusted EBITDA is not meant to and should not be considered in isolation or as a substitute for, or superior to, any GAAP financial measure. You should carefully evaluate the attached schedule reconciling Adjusted Gross Profit to our GAAP reported gross profit and EBITDA and Adjusted EBITDA to our GAAP reported net income (loss) for the periods presented.

Financial Tables	Schedule 1

Sagent Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts) (Unaudited)

	Three months ended June 30,
	2015	2014	$ change	% change

Net revenue	$77,345	$69,194	$8,151	12%
Cost of sales	58,904	46,602	12,302	26%

Gross profit	18,441	22,592	(4,151)	-18%
Gross profit as % of net revenue	23.8%	32.7%

Operating expenses:
Product development	5,419	10,037	(4,618)	-46%
Selling, general and administrative	11,410	10,695	715	7%
Acquisition-related costs	70	—	70	n/m
Management transition costs	644	—	644	n/m
Equity in net income of joint ventures	(293)	(1,458)	(1,165)	-80%

Total operating expenses	17,250	19,274	(2,024)	-11%

Income from operations	1,191	3,318	(2,127)	-64%
Interest income and other income (expense), net	516	157	359	229%
Interest expense	(132)	(233)	(101)	-43%

Income before income taxes	1,575	3,242	(1,667)	-51%
Provision for income taxes	1,831	173	1,658	n/m

Net income (loss)	$(256)	$3,069	$(3,325)	n/m

Net income (loss) per common share:
Basic	$(0.01)	$0.10	$(0.11)	n/m
Diluted	$(0.01)	$0.09	$(0.10)	n/m

Weighted-average shares outstanding
Basic	32,161	31,873	288
Diluted	32,161	32,665	(504)

Schedule 2

Sagent Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts) (Unaudited)

	Six months ended June 30,
	2015	2014	$ change	% change

Net revenue	$159,990	$140,063	$19,927	14%
Cost of sales	119,624	97,087	22,537	23%

Gross profit	40,366	42,976	(2,610)	-6%
Gross profit as % of net revenue	25.2%	30.7%

Operating expenses:
Product development	10,734	14,057	(3,323)	-24%
Selling, general and administrative	24,535	20,708	3,827	18%
Acquisition-related costs	1,321	—	1,321	n/m
Management transition costs	3,952	—	3,952	n/m
Equity in net income of joint ventures	(1,178)	(1,739)	(561)	-32%

Total operating expenses	39,364	33,026	6,338	19%

Income from operations	1,002	9,950	(8,948)	-90%
Interest income and other income (expense), net	(540)	71	(611)	n/m
Interest expense	(462)	(446)	16	4%

Income before income taxes	—	9,575	(9,575)	-100%
Provision for income taxes	2,150	1,387	763	55%

Net income (loss)	$(2,150)	$8,188	$(10,338)	n/m

Net income (loss) per common share:
Basic	$(0.07)	$0.26	$(0.33)	n/m
Diluted	$(0.07)	$0.25	$(0.32)	n/m

Weighted average shares outstanding:
Basic	32,102	31,844	258
Diluted	32,102	32,650	(548)

Schedule 3

Sagent Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,945	$55,633
Short-term investments	20,108	18,473
Accounts receivable, net of chargebacks and other deductions	44,192	42,780
Inventories, net	71,732	61,781
Due from related party	2,528	2,156
Current deferred tax assets	10,013	12,135
Prepaid expenses and other current assets	6,860	5,560

Total current assets	206,378	198,518
Property, plant, and equipment, net	70,273	71,153
Investment in joint ventures	5,717	4,539
Goodwill	26,756	28,155
Intangible assets, net	59,819	65,575
Non-current deferred tax assets	14,114	13,173
Other assets	448	375

Total assets	$383,505	$381,488

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$44,438	$32,710
Due to related party	9,519	8,079
Accrued profit sharing	9,533	10,684
Accrued liabilities	13,494	19,346
Current portion of deferred purchase consideration	8,928	8,725
Current portion of long-term debt	269	508
Notes payable	—	5,499

Total current liabilities	86,181	85,551

Long term liabilities:
Long-term debt	1,693	1,945
Deferred income taxes	14,248	15,706
Other long-term liabilities	2,186	2,534

Total liabilities	104,308	105,736

Total stockholders’ equity	279,197	275,752

Total liabilities and stockholders’ equity	$383,505	$381,488

Schedule 4

Sagent Pharmaceuticals, Inc.

Reconciliations of GAAP to non-GAAP Information

(in thousands) (Unaudited)

	Three months ended June 30,				% of net revenue, three months ended June 30,
	2015	2014	$ Change	% Change	2015	2014	% Change
Adjusted Gross Profit	$18,734	$24,051	$(5,317)	-22%	24.2%	34.8%	-10.6%
Sagent portion of gross profit earned by Sagent Agila joint venture	293	1,459	(1,166)	-80%	0.4%	2.1%	-1.7%
Product-related non-cash charges arising from business combinations	—	—	—	n/m	0.0%	0.0%	0.0%

Gross Profit	$18,441	$22,592	$(4,151)	-18%	23.8%	32.7%	-8.9%

	Six months ended June 30,				% of net revenue, six months ended June 30,
	2015	2014	$ Change	% Change	2015	2014	% Change
Adjusted Gross Profit	$42,184	$44,735	$(2,551)	-6%	26.4%	31.9%	-5.5%
Sagent portion of gross profit earned by Sagent Agila joint venture	1,178	1,759	(581)	-33%	0.7%	1.3%	-0.6%
Product-related non-cash charges arising from business combinations	640	—	640	n/m	0.4%	0.0%	0.4%

Gross Profit	$40,366	$42,976	$(2,610)	-6%	25.2%	30.7%	-5.5%

Sagent’s business plan for fiscal 2015 currently anticipates:

% of net revenue, twelve months ended December 31, 2015
Adjusted Gross Profit	25% - 28%
Sagent portion of gross profit earned by Sagent Agila joint venture	1% - 2%
Product-related non-cash charges arising from business combinations	1%
Gross Profit	23% - 25%

Schedule 4 (continued)

Sagent Pharmaceuticals, Inc.

Reconciliations of GAAP to non-GAAP Information

(in thousands) (Unaudited)

	Three months ended June 30,
	2015	2014	$ Change	% Change
Adjusted EBITDA	$6,222	$7,354	$(1,132)	-15%
Stock-based compensation expense	835	1,258	(423)	-34%
Management transition costs	644	—	644	n/m
Acquisition-related costs	70	—	70	n/m
Unrealized foreign exchange losses[2]	(27)	—	(27)	n/m
Product-related non-cash charges arising from business combinations	—	—	—	n/m

EBITDA	$4,700	$6,096	$(1,396)	-23%

Depreciation and amortization expense[1]	3,018	2,738	280	10%
Interest expense, net	107	116	(9)	-8%
Provision for income taxes	1,831	173	1,658	n/m

Net income (loss)	$(256)	$3,069	$(3,325)	n/m

	Six months ended June 30,
	2015	2014	$ Change	% Change
Adjusted EBITDA	$15,229	$16,708	$(1,479)	-9%
Stock-based compensation expense	1,925	2,454	(529)	-22%
Management transition costs	3,952	—	3,952	n/m
Acquisition-related costs	1,321	—	1,321	n/m
Unrealized foreign exchange losses[2]	888	—	888	n/m
Product-related non-cash charges arising from business combinations	640	—	640	n/m

EBITDA	$6,503	$14,254	$(7,751)	-54%

Depreciation and amortization expense[1]	6,091	4,464	1,627	36%
Interest expense, net	412	215	197	92%
Provision for income taxes	2,150	1,387	763	55%

Net income (loss)	$(2,150)	$8,188	$(10,338)	n/m

[1]	Amortization expense excludes $17 and $23 of amortization in the three months ended June 30, 2015 and 2014, respectively, and $33 and $47 of amortization in the six months ended June 30, 2015 and 2014, respectively, related to deferred financing fees, which is included within interest expense and other in our Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2015 and 2014.
[2]	Unrealized foreign exchange losses reflect the impact of foreign currency movements on intercompany loans, primarily related to the devaluation of the Canadian dollar relative to the US dollar, and are included in Interest income and other income (expense), net, in our Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2015 and 2014.

Schedule 4 (continued)

Sagent Pharmaceuticals, Inc.

Reconciliations of GAAP to non-GAAP Information

(in thousands) (Unaudited)

Sagent’s business plan for fiscal 2015 currently anticipates:

Twelve months ended December 31, 2015

Adjusted EBITDA	$20 million - $30 million
Stock-based compensation expense	$4 million - $5 million
Management-reorganization related costs	$4 million
Acquisition-related costs	$1 million - $2 million
Unrealized foreign exchange losses	Nil
Product-related non-cash charges arising from business combinations	$1 million

EBITDA	$10 million - $18 million

Depreciation and amortization expense	$12 million - $16 million
Interest expense, net	$1 million
Provision for income taxes	$3 million - $6 million

Net loss	$3 million - $7 million